SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2008 (March 14, 2008)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.02 Termination of a Material Definitive Agreement

The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the document.

On November 7, 2007 we entered into a Stock Exchange Agreement with Rodney L. Anderson, Joey M. Anderson and Robert A. Hasson, the sole shareholders of RJ Metals, Inc. (collectively referred to in this Current Report as the “Shareholders”). Pursuant to the Stock Exchange Agreement, we were to acquire from the Shareholders all of the issued and outstanding shares of RJ Metals, Inc. in exchange for issuing to the Shareholders a total of 3,400,000 shares of our common stock (the “Transaction”).

The Transaction was not consummated and on March 14, 2008, our board of directors approved, and we and the Shareholders entered into, a Termination Agreement, which is attached as an exhibit to this Current Report. Pursuant to the Termination Agreement, the Share Exchange Agreement was terminated and the parties released each other and each of their officers, employees, principals and agents from any and all claims or demands incidental to the Share Exchange Agreement and the Transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1. Termination Agreement dated March 14, 2008 by and among Sionix Corporation and Rodney L. Anderson, Joey M. Anderson and Robert A. Hasson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2008

SIONIX CORPORATION

By: /s/ Richard Papalian
Richard Papalian, Chief Executive Officer